UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2016

ROSTOCK VENTURES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55604	98-0514250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle, Suite 4000 Henderson, Nevada		89074-7722
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 866-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 4, 2016, our company entered into a letter of intent with Rangefront Consulting LLC (“Rangefront”).  Pursuant to the letter of intent, we are to enter into a definitive agreement with Rangefront whereby Rangefront will grant us the option to acquire 100% of the title, interest and right in and to four mineral claims in Esmerelda County, Nevada (the “Option”).  In exchange for the grant of the Option by Rangefront, we shall:

1.	pay $3,500 to Rangefront on signing of a definitive agreement; and
2.	issue an aggregate of 200,000 restricted common shares of our company to Brian Goss as the authorized representative of Rangefront.

On April 25, 2016, we entered into a material definitive agreement as outlined in the letter of intent.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the above, we issued an aggregate of 200,000 restricted common shares to one (1) person relying on the exemption from registration for “accredited investors” contained in Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1 Agreement with Rangefront Consulting LLC April 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSTOCK VENTURES CORP.

/s/ Gregory Rotelli
Gregory Rotelli
President and Chief Executive Officer
Date: April 27, 2016